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                               KEMPER SAVERS MONEY FUND

                           WRITTEN INSTRUMENT AMENDING THE
                          AGREEMENT AND DECLARATION OF TRUST

                                   NOVEMBER 6, 1996



               The undersigned, being the sole trustee of Kemper Savers Money Fund (the "Trust"), a business trust organized pursuant to an Agreement and Declaration of Trust dated June 12, 1995 (the "Declaration of Trust"), pursuant to Section 1 of Article I and
          Section 4 of Article IX of the Declaration of Trust, does hereby change the name of the Trust to "Zurich YieldWise Money Fund." This instrument shall constitute an amendment to the Declaration of Trust.

               IN WITNESS WHEREOF, the undersigned has this 6th day of November, 1996, signed these presents.


                                   /s/ Philip J. Collora
                                   -------------------------------------
                                   Philip J. Collora, Sole Trustee
                                   2734 Lawndale Avenue
                                   Evanston, Illinois  60201



          The address of the Trust is:
          222 South Riverside Plaza
          Chicago, Illinois  60606